Exhibit 10.1

ECD Automotive Design, Inc.

4390 Industrial Lane

Kissimmee, Florida 34758

September 24, 2025

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Mitchell S. Nussbaum, Esq.

Re: Letter Agreement

Ladies and Gentlemen:

ECD Automotive Design, Inc. (the “Company”) and Loeb & Loeb LLP (“Loeb”) agree to the terms and conditions of the letter agreement (the “Agreement”). Loeb is currently representing the Company in the following legal matters (the “Matters”):

Client	Matter
ECD AUTOMOTIVE DESIGN, INC. (243186)	SEC INVESTIGATION (Matter No. 10005)
ECD AUTOMOTIVE DESIGN, INC. (243186)	ATW MATTERS ( Matter No. 10009)
ECD AUTOMOTIVE DESIGN, INC. (243186)	SUPER 8-K AND RESALE S-1 ( Matter No. 10002)
ECD AUTOMOTIVE DESIGN, INC. (243186)	ROUTINE EXCHANGE ACT REPORTING ( Matter No. 10001)
ECD AUTOMOTIVE DESIGN, INC. (243186)	PRIVATE OFFERING ( Matter No. 10004)
ECD AUTOMOTIVE DESIGN, INC. (243186)	ATW FINANCING ( Matter No. 10006)
ECD AUTOMOTIVE DESIGN, INC. (243186)	ACF FUNDING ( Matter No. 10008)
ECD AUTOMOTIVE DESIGN, INC. (243186)	KESTREL FINANCING ( Matter No. 10007)
ECD AUTOMOTIVE DESIGN, INC. (243186)	FORM S-8 ( Matter No. 10010)
ECD AUTOMOTIVE DESIGN, INC. (243186)	ACQUISITION OF BRAND NEW MUSCLE CAR ( Matter No. 10003)
ECD AUTOMOTIVE DESIGN, INC. (243186)	NASDAQ HEARING ( Matter No. 10011)

As of September 23, 2025, the legal fees owed to Loeb for the Matters are approximately $2,090,000 (the “Fees”). To secure and pay the Fees, ECD has agreed to issue and deliver to Loeb $0.01 warrants (the “Warrants”) to acquire 550,000 shares1 of the Company’s common stock, par value $0.0001 per share (the “Warrant Shares”). The form of Warrants is attached hereto as Exhibit A. To the extent that Loeb exercises the Warrants and sells any of the Warrant Shares and realizes proceeds from such sales, then the amount of the Fees shall be reduced dollar for dollar by the net proceeds Loeb realizes from the sale of the Warrant Shares. In the event that Loeb realizes proceeds from the sale of the Warrant Shares sufficient to cover the Fees, then Loeb shall return to the Company any unexercised Warrants and any unsold Warrant Shares.

The Company represents and agrees that the Warrant Shares will be included on the Company’s currently pending registration statement on Form S-1 under SEC File No. 333 -288692 (the “Form S-1”) and that Loeb will be included as a Selling Securityholder in the Form S-1. The Company, further, represents, warrants and agrees that with respect to the Warrant Shares, Loeb will have the following registration rights: (i) one demand registration for the sale of the Warrant Shares at the Company’s expense, and (ii) unlimited “piggyback” registration rights for the sale of the Warrant Shares for a period of five (5) years from September 24, 2025, at the Company’s expense.

[1]	The number of Shares was calculated by the closing price of $3.80 which was the closing price of the Company’s common stock on September 23, 2025.

The Company acknowledges that they have had an opportunity to consult with independent legal counsel regarding the legal effect of this Agreement and transactions contemplated herein, that they understand its terms, and the Company enters into this Agreement freely and voluntarily.

Except as expressly modified in this Agreement, all of the terms and conditions of the Engagement Agreements entered into between Loeb and the Company remain unchanged and in full force and effect.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which taken together, shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

By signing below, both the Company and Loeb agree to be bound by the terms and conditions of this Agreement.

Very truly yours,

/s/ Scott Wallace
Scott Wallace, CEO

Agreed and Acknowledged:

Loeb & Loeb LLP

By:	/s/ Mitchell S. Nussbaum
Name:	Mitchell S. Nussbaum
Title:	Co-Chair

EXHIBIT A

Form of Warrant